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                                                                    EXHIBIT 32.1

      CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Joseph D. Keegan, Chief Executive Officer of Molecular Devices Corporation (the "Company"), and Timothy A. Harkness, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of November, 2004.

       /s/ Joseph D. Keegan, Ph.D.              /s/ Timothy A. Harkness
       -----------------------------------      -------------------------------
         Joseph D. Keegan, Ph.D.                     Timothy A. Harkness
         Chief Executive Officer                     Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Molecular Devices Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.